Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

Effective as of 12.01 a.m. (Eastern Time) on June 29, 2015, TEGNA Inc., formerly known as Gannett Co., Inc. (the “Company”) completed the separation of its business into two independent publicly-traded companies (the “Separation”). The Company has retained the Broadcasting and Digital businesses and Gannett Co., Inc., formerly known as Gannett SpinCo, Inc. (“Gannett” or “SpinCo”) holds entities and other assets and liabilities that formed the principal part of the Company’s former Publishing business. Effective with the filing with the U.S. Securities and Exchange Commission (the “Commission”) of the Company’s Quarterly Report on Form 10-Q for the quarter ending September 27, 2015, SpinCo will be reported as a discontinued operation of the Company. In connection with the Separation, the Company undertook a series of internal reorganization transactions to facilitate the transfer to SpinCo of the entities associated with the above-referenced business and the related assets and liabilities.

Basis of preparation

The unaudited pro forma condensed consolidated financial statements of the Company have been derived from our historical consolidated financial statements and are being presented to give effect to the Separation of SpinCo into an independent, publicly-traded company. The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes which are available at the Commission’s web site at www.sec.gov and the Company’s web site at www.tegna.com.

The unaudited pro forma condensed consolidated financial statements give effect to the following:

•                  The contribution by the Company to SpinCo, pursuant to the Separation, of all the assets and liabilities that comprise the businesses of SpinCo;

•                  The transfers to and from SpinCo, in connection with the Separation, of certain assets and liabilities that were reflected in our historical consolidated financial statements; and

•                  The impact of, and transactions contemplated by, the separation and distribution agreement, transition services agreement, tax matters agreement and employee matters agreement between the Company and SpinCo and the provisions contained therein.

The unaudited pro forma condensed consolidated statements of income for the quarter ended March 29, 2015 and for the fiscal years ended December 28, 2014, December 29, 2013 and December 30, 2012, reflect our results as if the events had occurred on December 26, 2011. The unaudited pro forma condensed consolidated balance sheet as of March 29, 2015 gives effect to these events as if they occurred on that date.

The unaudited pro forma condensed consolidated financial statements are subject to the assumptions and adjustments described in the accompanying notes. Our management believes that these assumptions and adjustments are reasonable under the circumstances and given the information available at this time.

The unaudited pro forma condensed consolidated financial statements are not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and information purposes only, and are not necessarily indicative of the Company’s future results of operations or financial condition had the Separation been completed on the dates assumed. The unaudited pro forma condensed consolidated financial statements do not reflect any cost savings or other synergies that the Company’s management believes could have been achieved had the Separation been completed on the dates indicated. The pro forma adjustments are based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impacts of events directly attributable to the Separation that are factually supportable, and for purposes of the statements of income, are expected to have a continuing impact on the Company.

TEGNA Inc.

Pro Forma Condensed Consolidated Statement of Income

For the quarter ended March 29, 2015

Unaudited, in thousands (except per share data)

	TEGNA Historical	Separation of SpinCo (a)	Pro Forma Adjustments for Separation		Pro Forma TEGNA Continuing Operations
Revenues	$1,472,765	$(712,239)	$17,301	(b)	$777,827
Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	700,639	(459,242)	5,124	(b)	246,521
Selling, general and administrative expenses, exclusive of depreciation	447,244	(162,728)	(6,236	)(c)	278,280
Depreciation	49,483	(24,996)	—		24,487
Amortization of intangible assets	32,087	(3,399)	—		28,688
Facility consolidation and asset impairment charges	12,384	(1,549)	—		10,835
Total	1,241,837	(651,914)	(1,112)		588,811
Operating income	230,928	(60,325)	18,413		189,016

Non-operating (expense) income:
Equity income in unconsolidated investees, net	5,058	(6,307)	—		(1,249)
Interest expense	(70,759)	89	—		(70,670)
Other non-operating items	22,780	1,685	—		24,465
Total	(42,921)	(4,533)	—		(47,454)

Income before income taxes	188,007	(64,858)	18,413		141,562
Provision for income taxes	60,523	(13,269)	6,848	(d)	54,102
Net income	127,484	(51,589)	11,565		87,460
Net income attributable to noncontrolling interests	(14,590)	—	—		(14,590)
Net income attributable to TEGNA Inc.	$112,894	$(51,589)	$11,565		$72,870

Net income per share - basic	$0.50				$0.32
Net income per share - diluted	$0.49				$0.31

Weighted average number of common shares outstanding:
Basic	227,089				227,089
Diluted	231,931				231,931

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

TEGNA Inc.

Pro Forma Condensed Consolidated Statement of Income

For the fiscal year ended December 28, 2014

Unaudited, in thousands (except per share data)

The pro forma numbers presented in the table below exclude the pre acquisition results of Cars.com and six London Broadcasting television stations which were acquired on October 1, 2014 and July 8, 2014, respectively. Pro forma adjustments are further disclosed in footnote (i) in the accompanying Notes. The pro forma adjustments also exclude the favorable impact of new terms Cars.com entered into with its affiliates prior to October 1, 2014, the effective date of new terms.

	TEGNA Historical	Separation of SpinCo (a)	Pro Forma Adjustments for Separation		Pro Forma TEGNA Continuing Operations (i)
Revenues	$6,008,174	$(3,151,701)	$28,448	(b)	$2,884,921
Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	3,048,579	(1,957,434)	20,208	(b)	1,111,353
Selling, general and administrative expenses, exclusive of depreciation	1,539,476	(688,424)	(26,288	)(c)	824,764
Depreciation	185,868	(99,028)	—		86,840
Amortization of intangible assets	79,856	(13,885)	—		65,971
Facility consolidation and asset impairment charges	96,364	(35,216)	—		61,148
Total	4,950,143	(2,793,987)	(6,080)		2,150,076
Operating income	1,058,031	(357,714)	34,528		734,845

Non-operating (expense) income:
Equity income in unconsolidated investees, net	167,319	(15,857)	—		151,462
Interest expense	(273,244)	576	—		(272,668)
Other non-operating items	403,954	449	—		404,403
Total	298,029	(14,832)	—		283,197

Income before income taxes	1,356,060	(372,546)	34,528		1,018,042
Provision for income taxes	225,600	11,817	12,844	(d)	250,261
Net income	1,130,460	(384,363)	21,684		767,781
Net income attributable to noncontrolling interests	(68,289)	—	—		(68,289)
Net income attributable to TEGNA Inc.	$1,062,171	$(384,363)	$21,684		$699,492

Net income per share - basic	$4.69				$3.09
Net income per share - diluted	$4.58				$3.02

Weighted average number of common shares outstanding:
Basic	226,292				226,292
Diluted	231,907				231,907

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

TEGNA Inc.

Pro Forma Condensed Consolidated Statement of Income

For the fiscal year ended December 29, 2013

Unaudited, in thousands (except per share data)

	TEGNA Historical	Separation of SpinCo (a)	Pro Forma Adjustments for Separation		Pro Forma TEGNA Continuing Operations
Revenues	$5,161,362	$(3,299,793)	$13,537	(b)	$1,875,106
Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	2,882,449	(2,042,702)	20,149	(b)	859,896
Selling, general and administrative expenses, exclusive of depreciation	1,291,858	(695,790)	(26,125	)(c)	569,943
Depreciation	153,203	(98,197)	—		55,006
Amortization of intangible assets	36,369	(14,119)	—		22,250
Facility consolidation and asset impairment charges	58,240	(26,611)	—		31,629
Total	4,422,119	(2,877,419)	(5,976)		1,538,724
Operating income	739,243	(422,374)	19,513		336,382

Non-operating (expense) income:
Equity income in unconsolidated investees, net	43,824	(22,769)	—		21,055
Interest expense	(176,064)	1,246	—		(174,818)
Other non-operating items	(47,890)	2,611	—		(45,279)
Total	(180,130)	(18,912)	—		(199,042)

Income before income taxes	559,113	(441,286)	19,513		137,340
Provision for income taxes	113,200	(97,246)	7,333	(d)	23,287
Net income	445,913	(344,040)	12,180		114,053
Net income attributable to noncontrolling interests	(57,233)	—	—		(57,233)
Net income attributable to TEGNA Inc.	$388,680	$(344,040)	$12,180		$56,820

Net income per share - basic	$1.70				$0.25
Net income per share - diluted	$1.66				$0.24

Weighted average number of common shares outstanding:
Basic	228,541				228,541
Diluted	234,189				234,189

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

TEGNA Inc.

Pro Forma Condensed Consolidated Statement of Income

For the fiscal year ended December 30, 2012

Unaudited, in thousands (except per share data)

	TEGNA Historical	Separation of SpinCo (a)	Pro Forma Adjustments for Separation		Pro Forma TEGNA Continuing Operations
Revenues	$5,353,197	$(3,449,893)	$12,814	(b)	$1,916,118
Operating expenses:
Cost of sales and operating expenses, exclusive of depreciation	2,943,847	(2,117,654)	20,592	(b)	846,785
Selling, general and administrative expenses, exclusive of depreciation	1,303,427	(755,179)	(24,439	)(c)	523,809
Depreciation	160,746	(105,498)	—		55,248
Amortization of intangible assets	33,293	(14,289)	—		19,004
Facility consolidation and asset impairment charges	122,129	(32,075)	—		90,054
Total	4,563,442	(3,024,695)	(3,847)		1,534,900
Operating income	789,755	(425,198)	16,661		381,218

Non-operating (expense) income:
Equity income in unconsolidated investees, net	22,387	(11,386)	—		11,001
Interest expense	(150,469)	1,495	—		(148,974)
Other non-operating items	8,734	(648)	—		8,086
Total	(119,348)	(10,539)	—		(129,887)

Income before income taxes	670,407	(435,737)	16,661		251,331
Provision for income taxes	195,400	(96,757)	6,260	(d)	104,903
Net income	475,007	(338,980)	10,401		146,428
Net income attributable to noncontrolling interests	(50,727)	—	—		(50,727)
Net income attributable to TEGNA Inc.	$424,280	$(338,980)	$10,401		$95,701

Net income per share - basic	$1.83				$0.41
Net income per share - diluted	$1.79				$0.40

Weighted average number of common shares outstanding:
Basic	232,327				232,327
Diluted	236,690				236,690

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

TEGNA Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of March 29, 2015

Unaudited, in thousands (except share data)

	TEGNA Historical	Separation of SpinCo (a)	Pro Forma Adjustments for Separation		Pro Forma TEGNA Continuing Operations

ASSETS
Current assets
Cash and cash equivalents	$135,681	$(60,462)	$—		$75,219
Trade receivables, less allowance for doubtful receivables	831,587	(298,564)	—		533,023
Other receivables	67,372	(14,389)	—		52,983
Inventories	41,732	(41,857)	125	(e)	—
Deferred income taxes	162,449	(8,345)	(1,311	)(h)	152,793
Assets held for sale	23,477	(23,477)	—		—
Prepaid expenses and other current assets	111,170	(30,650)	(125	)(e)	80,395
Total current assets	1,373,468	(477,744)	(1,311)		894,413
Property, plant and equipment
Cost	3,832,280	(2,575,654)	—		1,256,626
Less accumulated depreciation	(2,276,092)	1,672,699	—		(603,393)
Net property, plant and equipment	1,556,188	(902,955)	—		653,233
Intangible and other assets
Goodwill	4,475,941	(535,960)	—		3,939,981
Indefinite-lived and amortizable intangible assets, less accumulated amortization	3,204,871	(45,705)	—		3,159,166
Deferred income taxes	62,085	(240,392)	178,307	(h)	—
Investments and other assets	311,907	(62,531)	14,921	(f)	264,297
Total intangible and other assets	8,054,804	(884,588)	193,228		7,363,444
Total assets	$10,984,460	$(2,265,287)	$191,917		$8,911,090

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

TEGNA Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of March 29, 2015

Unaudited, in thousands (except share data)

	TEGNA Historical	Separation of SpinCo (a)	Pro Forma Adjustments for Separation		Pro Forma TEGNA Continuing Operations

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and current portion of film contracts payable	$230,553	$(110,333)	$—		$120,220
Accrued expenses	509,017	(172,540)	—		336,477
Dividends payable	45,496	—	—		45,496
Income taxes	24,380	(293)	—		24,087
Deferred income	237,484	(84,528)	—		152,956
Current portion of long-term debt	7,854	—	—		7,854
Total current liabilities	1,054,784	(367,694)	—		687,090
Noncurrent liabilities
Income taxes	58,612	(20,103)	—		38,509
Deferred income taxes	664,589	—	176,996	(h)	841,585
Long-term debt	4,351,548	—	—		4,351,548
Post-retirement medical and life insurance liabilities	94,596	(90,482)	—		4,114
Pension liabilities	907,996	(639,434)	—		268,562
Other noncurrent liabilities	303,851	(152,816)	25,533	(g)	176,568
Total noncurrent liabilities	6,381,192	(902,835)	202,529		5,680,886
Total liabilities	7,435,976	(1,270,529)	202,529		6,367,976

Redeemable noncontrolling interests	12,817	—	—		12,817

Total TEGNA Inc. shareholders’ equity	3,294,486	(994,758)	(10,612	)(f) (g)	2,289,116
Noncontrolling interests	241,181	—	—		241,181
Total equity	3,535,667	(994,758)	(10,612)		2,530,297
Total liabilities, redeemable noncontrolling interest and equity	$10,984,460	$(2,265,287)	$191,917		$8,911,090

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(a)

Reflects the operations, assets, liabilities and equity of SpinCo, formerly the publishing businesses of the Company, as of March 29, 2015. Excluded from these amounts are certain general corporate overhead expenses not specifically related to SpinCo. Such general corporate expenses do not meet the requirements to be presented in discontinued operations, and thus will be presented as part of the Company’s continuing operations. They are, however, not necessarily indicative of future Company corporate expenses.

(b)	Represents adjustments for intercompany transactions that were previously eliminated in consolidation and will no longer be eliminated subsequent to the Separation.

(c)	Represents adjustments related to office space leasing and information technology arrangements between SpinCo and the Company, under the Transition Services Agreement.

(d)	In determining the tax rate to apply to our pro forma adjustments, we used the applicable statutory rate based on the jurisdiction in which the adjustment relates.

(e)	Represents adjustments to appropriately reclassify the credit balance.

(f)

The Company is retaining 1.5% of the outstanding shares of common stock of SpinCo. While this value will be recorded in future periods based upon the value of the underlying shares we own and the share price on each balance sheet date, shares of SpinCo were not traded as of March 29, 2015. Therefore, this balance represents 1.5% of the net assets to be contributed to SpinCo as of March 29, 2015.

(g)	Represents adjustments to record the indemnification payable due to SpinCo as a result of the spin transaction.

(h)	Represents a reclassification of net deferred tax liabilities.

(i)

To more appropriately reflect the ongoing operations of the Company, the table below includes pro forma adjustments as if the acquisitions of Cars.com on October 1, 2014 and six London Broadcasting Company television stations on July 8, 2014 had occurred at the beginning of 2014. Pro forma adjustments reflect depreciation expense and amortization of intangibles related to the fair value adjustments of the assets acquired. Pro forma adjustments exclude the favorable impact of new terms Cars.com entered into with its affiliates prior to October 1, 2014, the effective date of new terms. Pro forma adjustments also include the removal of fiscal year 2014 revenues and expenses of Gannett Healthcare Group, which was sold on December 29, 2014.

The following table reconciles certain fiscal year 2014 Pro Forma TEGNA Continuing Operations line items as disclosed above to the respective fiscal year TEGNA results on a non-GAAP basis. We use non-GAAP financial performance measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from or as a substitute for the related GAAP measures and should be read in conjunction with financial information presented on a GAAP basis.

We believe that workforce restructuring, transformation costs and asset impairment charges are not indicative of normal, ongoing operations and their inclusion in results makes for inconsistent comparisons between years and peer group companies. Workforce restructuring primarily relates to incremental expenses we have incurred to centralize certain functions. Transformation costs include incremental expenses incurred by us to execute on our transformation and growth plan. Asset impairment charges reflect non-cash charges to reduce the book value of certain intangible assets to their respective fair value, as our projections for the business underlying the related asset had declined.

	For the fiscal year ended December 28, 2014
In millions of dollars	Pro Forma TEGNA Continuing Operations (1)	Workforce Restructuring	Transformation Costs	Asset Impairment Charges	Pro Forma Adjustments (2)	TEGNA Pro Forma (non-GAAP)
Operating Revenue non-GAAP	2,885	—	—	—	360	3,245
Operating Expenses non-GAAP (3)	2,150	(7)	(18)	(47)	333	2,411
Operating Income non-GAAP	$735	7	18	47	27	$834
Depreciation non-GAAP	87	—	—	—	9	96
Amortization non-GAAP	66	—	(4)	—	56	118
Adjusted EBITDA non-GAAP basis	$888	7	14	47	92	$1,048

(1) See reconciliation to TEGNA historical GAAP results in the 2014 Pro Forma Condensed Consolidated Statement of Income above.

(2) The pro forma adjustments include additions to revenues and expenses for the acquisition of Cars.com on October 1, 2014 and six London Broadcasting Company television stations on July 8, 2014.  Pro forma adjustments also reflect the disposal of Gannett Healthcare Group on December 29, 2014. The pro forma adjustments reflects the addition of revenue amortization for certain unfavorable contracts and amortization for definite-lived intangible assets as if the acquisitions had occurred on the first day of 2014.

(3) Included in TEGNA Operating Expenses are Corporate expenses which were approximately $71 million in 2014.  Over the span of the next year after the separation on June 29, 2015, we expect Corporate expenses to decrease to between $50 million to $60 million on an annualized basis including $5 million to $8 million of non-cash stock based compensation expense. The decrease will reflect the cost reductions we will have as we resize the Company’s footprint as well as elimination of the impact of dis-synergies relative to the distribution of SpinCo.

Certain statements in this 8-K may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  The forward looking statements contained in this 8-K are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements.  A number of those risks, trends and uncertainties are discussed in our SEC reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q.  Any forward looking statements in this 8-K should be evaluated in light of these important risk factors.